                                                                                                                                                                                                                                Investor Services

                                                                                                                                                         Computershare Trust Company of Canada

                                                                                                                                                                                      100 University Avenue

                                                                                                                                             Toronto, Ontario   Canada

                                                                                                                                                       M5J 2Y1   Australia

                                                                                                                                                                                Telephone 1-800-663-9097     Channel Islands

                                                                                                                                                                                      www.computershare.com    Hong Kong

                                                                                                                                                                                                                                 Germany

                                                                                                                                                                                                                                 Ireland

                                                                                                                                                                                                                                 New Zealand

                                                                                                                                                                                                                                 Philippines

                                                                                                                                                                                                                                 South Africa

                                                                                                                                                                         United Kingdom

                                                                                                                                                                                                                                  USA

April 2,  2003

To:

Alberta Securities Commission

British Columbia Securities Commission

Manitoba Securities Commission

Office of the Administrator, New Brunswick

Securities Commission of Newfoundland

Nova Scotia Securities Commission

Ontario Securities Commission

Registrar of Securities, Prince Edward Island

Commission des valeurs mobilieres du Quebec

Saskatchewan Securities Commission

Securities Registry, Government of the Northwest Territories

Registrar of Securities, Government of the Yukon Territories

Nunavut Legal Registry

The Toronto Stock Exchange

NYSE

Dear Sirs:

Subject:

Notification of Meeting and Record Date

We advise the following with respect to the Meeting of Shareholders for the subject Corporation:

1.    Name of the Reporting Issuer                                    :         Goldcorp Inc.

2.    Date Fixed for the Meeting                                        :         June 5, 2003

3.    Record Date for Notice                                             :        April  30, 2003

4.    Record Date for Voting                                             :        April 30, 2003

5.    Beneficial Ownership Determination Date                  :        April 30, 2003

6.    Classes or Series of Securities that entitle the holder

       to receive Notice of the Meeting                                :        Common

7.    Classes or Series of Securities that entitle the holder

       to Vote at the Meeting                                               :       Common

8.    Business to be conducted at the Meeting                     :       Routine

9.    Cusip                                                                        :       380956409

Yours truly,

(Signed)

Mariano Salvador

Assistant Account Manager

Stock Transfer Services

(416) 263-9529

(416) 981-9800 Fax

c.c.   Darlene Parent